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                                                               EXHIBIT (a)(1)(C)
                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)

                      For Tender of Shares of Common Stock

                                       of

                          Hooker Furniture Corporation

                       Pursuant to the Offer to Purchase
                              dated August 9, 2000

                                       by

                          Hooker Furniture Corporation

                      Employee Stock Ownership Plan Trust
                               (The "ESOP Trust")

   As set forth in Section 3 of the offer to purchase, dated August 9, 2000, this notice of guaranteed delivery, or a facsimile hereof, must be used to accept the tender offer if:

     (a) certificates representing shares of common stock, no par value per share, of Hooker Furniture Corporation, a Virginia corporation, cannot be delivered prior to the "expiration date" (as defined in Section 1 of the offer to purchase); or

     (b) the procedure for book-entry transfer cannot be completed before the "expiration date" (as defined in Section 1 of the offer to purchase); or

     (c) time will not permit a properly completed and duly executed letter of transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

   This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the offer to purchase.

                    The depositary for the tender offer is:
                           First Union National Bank

              By mail:                         By hand/overnight delivery:


      First Union National Bank                 First Union National Bank
     1525 West W.T. Harris Blvd.               1525 West W.T. Harris Blvd.
         Charlotte, NC 28288                       Charlotte, NC 28262
   Attn: Corporate Actions NC-1153           Attn: Corporate Actions NC-1153

                      Toll-Free Telephone: (800) 829-8432
                           Facsimile: (704) 590-7628

   Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to the Hooker Furniture Corporation Employee Stock Ownership Plan Trust, the offeror of the tender offer, Hooker Furniture Corporation or Corporate Investor Communications, Inc., the information agent of the tender offer, will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.

   This notice of guaranteed delivery form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders the above described to the ESOP Trust at the purchase price of $12.50 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase, and the related letter of transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.


 Name of Record Holder(s): _________________________________________________

 ---------------------------------------------------------------------------

 Address(es): ______________________________________________________________

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 Area Code(s) and Tel. No(s).: (home)________________(work)_________________

 Signature(s): _____________________________________________________________

 Date: _____________________________________________________________________



 Number of shares of Common Stock: _________________________________________

 Certificate Number(s) if available: _______________________________________

 If shares of Common Stock will be tendered by book-entry transfer check box:

 [_]Name of Tendering Institution: _________________________________________

  Account Number: __________________________________________________________



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                                   GUARANTEE
                    (Not To Be Used for Signature Guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17ad-15 under the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an "eligible guarantor institution," guarantees the delivery to the depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents, all within three business days of the date hereof.


 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Name: _____________________________________________________________________

 Title: ____________________________________________________________________

 Address (including zip code): _____________________________________________

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 Area Code and Telephone No.: ______________________________________________

 Dated: ______________________________________________________________, 2000

   NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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